EXHIBIT 99.1

CytRx Announces $7.0 Million Registered Direct Offering

LOS ANGELES, May 11, 2018 /PRNewswire/ -- CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that it has entered into definitive purchase agreements with certain institutional investors to sell in a registered direct offering 5,600,000 shares of its common stock, at a purchase price of $1.25 per share, resulting in gross proceeds of $7.0 million. The offering is expected to close on or about May 15, 2018, subject to customary closing conditions.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

After deducting the placement agent's fees and estimated offering expenses, the net proceeds to CytRx are expected to be approximately $6.5 million. CytRx intends to use the net proceeds from the offering for working capital and general corporate purposes, including possible new drug discovery activities and acquisitions or mergers.

The shares of common stock are being sold pursuant to a "shelf" registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on April 21, 2017. Such shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus related to the offering will be filed with the SEC, and will be available on the SEC's website located at https://www.sec.gov and may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CytRx Corporation

CytRx Corporation (Nasdaq: CYTR) is a biopharmaceutical Company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. CytRx is rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to NantCell, Inc.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to statements regarding CytRx's expectations with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the anticipated use of the proceeds from the offering, the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; CytRx's ability to develop new ultra-high potency drug candidates based on our LADR™ technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com